UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2004
(Date of earlier event reported)

Inland Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)

Maryland (State or other jurisdiction of incorporation)	333-85666 (Commission File Number)	36-4246655 (IRS Employer I.D. No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Item 7.01 Regulation FD Disclosure

On December 3, 2004, Inland Retail Real Estate Trust, Inc. (the "Company" or "we"), entered issued a press release announcing that the Company has completed $90 million in development projects within the past twelve months. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 7.01 disclosure by reference.

The Company intends to distribute copies of certain printed materials (the "Materials") to its shareholders and other persons at the Company's annual shareholder meeting scheduled for December 20, 2004. A copy of these Materials is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in its entirety in this Item 7.01 disclosure by reference.

This Form 8-K filing contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1034, as amended, and the Federal Private Securities Litigation Reform Act of 1995. These statements reflect our current view with respect to future events and financial performance. We intend that such "forward-looking statements" be covered by the safe harbor provisions for forward-looking statements contained in the Federal Private Securities Litigation Reform Act of 1995, and we include this statement for purposes of complying with such safe harbor provisions. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets, the level and volatility of interest rates, and other risks and uncertainties included from time to time in our filings with the Securities and Exchange Commission.

Item 9.01	Exhibits

Exhibit Number	Description

99.1	Press Release
99.2	Net Worth of Retail Tenants Ranked among the Top 20 based on Rental Income, as of October, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By: /s/ Barry L. Lazarus
Name: Barry L. Lazarus
Title: President, Chief Operating Officer,
Treasurer, Chief Financial Officer

Date: December 3, 2004